EXHIBIT (i)(2)

                                CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 33-71320) of my opinion dated March 31, 1999, which was filed as Exhibit (i) to Post-Effective Amendment No. 12.


                                 /s/ Maureen A. Gemma
                                  Maureen A. Gemma, Esq.

May 23, 2001
Boston, Massachusetts